UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       September 4, 2007

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    Regulation FD Disclosure

On September 4, 2007, Collectors Universe, Inc. reported that the Appellate Court has issued its decision in the William Miller case, ruling that, contrary to Miller’s assertions, he is not entitled to statutory damages of $10.5 million.

As previously reported, Miller argued that he was entitled, under California law, to statutorily prescribed damages of $750 for each alleged use of his name made by Collectors Universe without his consent and that, since Miller claims that his name appeared on 14,060 authentication certificates issued by Collectors Universe, he was entitled to statutory damages of $750.00 times 14,060, or approximately $10.5 million in total.  The Appellate Court ruled, instead, that the use of his name constituted, at most, a single violation of the statute in question and, therefore, Miller is not entitled to multiply $750.00 by the number of times his name was used.  The Appellate Court also ruled that Miller has the right to seek a retrial - in which he may attempt to prove that Collectors Universe violated the statute at issue or common law, and if so, how, if at all, he was damaged by Collectors Universe – but that in any such retrial he cannot seek to multiply $750.00 by the number of times, if any, that Collectors Universe used his name without his consent.  We cannot predict whether Miller will pursue a new trial.

The Appellate Court’s decision becomes final in 30 days.  During that period, Miller could petition the Appellate Court to reconsider its decision.  At the end of the 30-day period, Miller will have a period of 10 days within which to file a petition for review by the California Supreme Court.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01    Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1
Press release issued by Collectors Universe on September 4, 2007 announcing that the Appellate Court has issued its decision in the William Miller case, ruling that, contrary to Miller’s assertions, he is not entitled to statutory damages of $10.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 4, 2007	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
 Press release issued by Collectors Universe on September 4, 2007 announcing that the Appellate Court has issued its decision in the William Miller case, ruling that, contrary to Miller’s assertions, he is not entitled to statutory damages of $10.5 million.